Exhibit (h)(3)(i)

FORM OF AMENDMENT NO. 1

TO THE

EXPENSE LIMITATION AGREEMENT

FORM OF AMENDMENT No. 1 effective as of [                , 2020] (“Amendment No. 1”) to the Expense Limitation Agreement dated as of November 13, 2019 (the “Agreement”), between AXA Premier VIP Trust, a Delaware statutory trust (the “Trust”), and AXA Equitable Funds Management Group, LLC (“Adviser”), a Delaware limited liability company.

NOW THEREFORE, the Adviser and the Trust hereby agree to modify and amend the Agreement as follows:

1.	Name Change. The name of the CharterSM Multi-Sector Bond Portfolio is changed to EQ/Core Plus Bond Portfolio.

2.	Revisions to Maximum Annual Operating Expense Limits. The maximum annual operating expense limits of the EQ/Core Plus Bond Portfolio have been revised.

3.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust subject to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA PREMIER VIP TRUST			AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:		By:
	Brian E. Walsh		Kenneth Kozlowski
	Chief Financial Officer and Treasurer		Director, Executive Vice President and Chief Investment Officer

FORM OF AMENDMENT NO. 1

TO THE EXPENSE LIMITATION AGREEMENT

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Maximum Annual Operating Expense Limit (% of average daily net assets)
Portfolio	Class K	Class A+	Class B+
EQ/Aggressive Allocation Portfolio	1.00%*	1.25%*	1.25%*
EQ/Conservative Allocation Portfolio	0.75%*	1.00%*	1.00%*
EQ/Conservative-Plus Allocation Portfolio	0.85%*	1.10%*	1.10%*
EQ/Moderate Allocation Portfolio	0.90%*	1.15%*	1.15%*
EQ/Moderate-Plus Allocation Portfolio	0.95%*	1.20%*	1.20%*

CharterSM Conservative Portfolio	N/A	N/A	1.25%*
CharterSM Moderate Portfolio	N/A	N/A	1.25%*
CharterSM Moderate Growth Portfolio	N/A	N/A	1.35%*
CharterSM Growth Portfolio	N/A	N/A	1.40%*
CharterSM Aggressive Growth Portfolio	N/A	N/A	1.45%*
CharterSM Small Cap Growth Portfolio	1.20%*	1.45%*	1.45%*
CharterSM Small Cap Value Portfolio	1.20%*	1.45%*	1.45%*
EQ/Core Plus Bond Portfolio (formerly, CharterSM Multi-Sector Bond Portfolio)	0.70%*	0.95%*	0.95%*

Target 2015 Allocation Portfolio	0.85%*	1.10%*	1.10%*
Target 2025 Allocation Portfolio	0.85%*	1.10%*	1.10%*
Target 2035 Allocation Portfolio	0.85%*	N/A	1.10%*
Target 2045 Allocation Portfolio	0.85%*	N/A	1.10%*
Target 2055 Allocation Portfolio	0.85%*	N/A	1.10%*

+	Includes amounts payable pursuant to Rule 12b-1 under the 1940 Act.
*	For purposes of calculating the Maximum Annual Operating Expense Limit, Acquired Fund Fees and Expenses are included in Portfolio Operating Expenses.
N/A	This class of shares of the Portfolio either is not registered or is registered but not currently offered for sale.